UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2017

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Audit Committee Member

On September 18, 2017, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company”) appointed Donald Colvin to serve on the Company’s audit committee (the “Audit Committee”), effective immediately. The Board determined that Mr. Colvin is “independent” as defined in the applicable rules and regulations of the Securities and Exchange Commission and NASDAQ and is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K of the Exchange Act.

Mr. Colvin joins Keith Barnes, Masood Jabbar and Pamela Strayer on the Audit Committee. Ms. Strayer will continue to serve as Chair of the Audit Committee. In connection with his appointment to the Audit Committee, Mr. Colvin will be entitled to the compensation provided to other non-employee members of the Audit Committee as described under the heading “Director Compensation” in the Company’s most recent Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 22, 2017, such description is incorporated into this Item 5.02 by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Kevin Siebert
Kevin Siebert
Senior Vice President, General Counsel and Secretary

September 22, 2017